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Exhibit 10.3
DISTRIBUTION AGREEMENT
          This Distribution Agreement (“Agreement”) is made as of this 30th day of September 2005, by and between: MICRUS ENDOVASCULAR CORPORATION, a Delaware corporation, having a principal place of business at 610 Palomar Avenue, Sunnyvale, California 94085, United States (“Micrus”); Goodman CO., LTD. a company organized under the laws of Japan, and having a principal place of business at 108 Fujigaoka, Meito-ku, Nagoya 465-0032, Japan (“Distributor”).
          WHEREAS, Micrus has developed and desires to commercialize an implantable, three-dimensional microcoil and its resistive heat-activated delivery device to be used in the Field, as hereinafter defined, and may develop other products for use in the Field; and
          WHEREAS, Distributor has substantial experience in marketing medical products and desires to distribute the Product, as hereinafter defined, in the territory of the country of Japan; and
          WHEREAS, Micrus is willing to use Distributor as its exclusive distributor of the Product for use in the Field, in the territory of Japan, subject to the terms and conditions of this Agreement.
          NOW THEREFORE, in consideration of the premises and the mutual covenants herein recited, and other good and valuable considerations, the receipt of which is acknowledged, it is agreed as follows:
ARTICLE I — DEFINITIONS
          As used in this Agreement, the following terms, whether used in the singular or plural, shall have the meanings indicated:
     1.1 “Effective Date” shall mean the date of this Agreement first written above.
     1.2 “Field” shall mean the field of interventional neuroradiology, or such field(s) as to which the parties may agree in writing.
     1.3 “Marketing Authorizations” shall mean all authorizations, licenses, approvals, and registrations to import, market and distribute the Products in the Territory pursuant to the terms of this Agreement, as may be required by an appropriate governmental agency.
     1.4 “Product(s)” shall mean (a) the implantable, three-dimensional microcoils, together with a resistive heat-activated delivery device, developed, manufactured, or made available to Distributor by Micrus, and (b) any other Micrus product which utilizes Micrus’ licensed, patented or proprietary microcoil and related delivery device technology; both of the foregoing (a) and (b) solely as used in the Field and as delivered to Distributor from time to time by Micrus under this Agreement.
     1.5 Territory shall mean the geographic territories of Japan.
***Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE II — APPOINTMENT OF DISTRIBUTOR
     2.1 Appointment of Distributor. Subject to the terms and conditions of this Agreement (including, without limitation, Article VI), Micrus hereby appoints Distributor as its exclusive distributor of the Product within the Territory. Distributor agrees that it shall not sell, advertise, distribute or otherwise transfer or assist in the transfer of any product that competes with the Product. Distributor may distribute the Product only as packaged by Micrus. Distributor shall not sell, advertise, distribute, or otherwise transfer or assist in the transfer of the Product outside the Territory unless at the direct written request of Micrus. Micrus reserves the right to grant similar distribution rights in the Product to third parties for distribution and sale outside of the Territory. Distributor may appoint an associate distributor or sub-distributor of the Product; provided (a) Distributor shall promptly notify Micrus in writing and shall provide Micrus such information regarding each associate distributor or sub-distributor as Micrus reasonably requests (including information requested to confirm compliance with Sec. 5.5, Compliance with Laws); (b) each such distributor or sub-distributor shall be bound in writing to restrictions at least as strict as those restrictions imposed on Distributor under this Agreement; and (c) Distributor shall be responsible for full compliance with the terms for this Agreement by all distributors and sub-distributors designated by Distributor.
     2.2 Relationship of Parties. The relationship of Micrus and Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to: (i) give either party the power to direct or control the day-to-day activities of the other; or (ii) allow Distributor to create or assume any obligation on behalf of Micrus for any purpose whatsoever. All financial obligations associated with Distributor business are the sole responsibility of Distributor. All sales and other agreements between Distributor and its customers are Distributor’s exclusive responsibility and shall have no effect on Distributor’s or Micrus’ obligations under this Agreement.
     2.3 Marketing Authorizations.
          2.3.1 Distributor Obligations. Micrus shall use its commercially reasonable efforts to cause Getz Bros. Co., Ltd. (hereinafter referred to as “Getz”) to obtain all necessary Marketing Authorizations and reimbursement approvals under the name of Micrus or its subsidiary. At Distributor’s own expense, Distributor shall use its best efforts to obtain and maintain Marketing Authorizations and reimbursement approvals under the name of Micrus or its subsidiary for any Products which are not covered by the Marketing Authorizations obtained by Getz. Specifically, Distributor agrees that it will undertake to manage, at Distributor’s expense, all regulatory work required to obtain such Marketing Authorizations in the name of Micrus or its subsidiary. If Micrus determines that for any reason Marketing Authorizations or reimbursement approvals cannot or should not be held in the name of Micrus or its subsidiary, then at Micrus’ sole election Distributor shall receive as transferee (or apply for and take all steps necessary to obtain) and hold and maintain all Marketing Authorizations and reimbursement approvals in Distributor’s own name for the sole purpose of performing under this Agreement and enabling the distribution of Products under this Agreement. Micrus shall deliver to Distributor all relevant scientific, clinical, toxicological, all animal trials and human clinical trial and manufacturing data in the possession of Micrus for Distributor to obtain and maintain such Marketing Authorizations in the name of Micrus or its subsidiary. If clinical trials are required for regulatory purposes on any new products Micrus wants to import into Japan Micrus will pay for those trials. Micrus shall pay up to 20% of any regulatory costs for maintaining the Marketing Authorizations held in the name of Micrus or its subsidiary that Distributor has borne up to a maximum of $10,000 per quarter.

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Distributor shall provide Micrus with written quarterly progress reports of its efforts to obtain Marketing Authorizations. All such clinical trial and other data relating to the Products (whether furnished by Micrus or developed by Distributor) shall be deemed proprietary and confidential information of Micrus under Article VII but may be disclosed by Distributor to the appropriate governmental agency only to the extent necessary to obtain the relevant Marketing Authorizations. Distributor agrees not to sell or distribute the Product in any geographic region within the Territory until such time as all Marketing Authorizations in such geographic region have duly been obtained, and to act at all times in a manner consistent with such Marketing Authorizations. Distributor agrees that promptly upon the expiration or earlier termination of this Agreement, for any reason, Distributor shall transfer all Marketing Authorizations and reimbursement approvals held by Distributor relating to this Agreement to either Micrus or a third party as instructed by Micrus, provided that Micrus shall reimburse all out-of-pocket costs incurred by Distributor to effect such transfer.
     2.4 Trademarks
          2.4.1 License. Micrus hereby grants to Distributor the non-transferable, non-assignable, non-sublicensable right and license to use its trademarks, service marks, and tradenames that Micrus may adopt from time to time (the “Trademarks”) solely on or in connection with Distributor’s promotion, sale and distribution of the Product within the Territory as authorized under this Agreement for the term of this Agreement. Distributor shall have the right to indicate to the public that it is an authorized distributor of the Product. Distributor shall not alter or remove any Trademark applied to the Product. Nothing herein shall grant to Distributor any right, title or interest in the Trademarks. All use of the Trademarks, and all goodwill associated therewith, shall inure to the benefit of Micrus. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Micrus.
          2.4.2 Approval of Representations. Distributor shall respect the Trademarks and follow the instructions of Micrus as to all usage of the Trademarks, including, without limitation, complying with Micrus’ quality control requirements and submitting samples of Distributor’s use of the Trademarks to Micrus for approval. If any of the Trademarks are to be used in conjunction with any other mark on or in relation to the Product, then the Trademark shall be presented equally legibly, equally prominently, and of the same or greater size than the other mark(s) but nevertheless separated from the other trademark so that each appears to be a mark in its own right, distinct from the other mark(s).
     2.5 Provision of Data. Distributor agrees to provide Micrus promptly with all clinical and technical information and data with respect to the Product, which it develops during the term of this Agreement. Distributor further agrees to communicate promptly to Micrus any and all modifications, design changes or improvements to the Products suggested by any of Distributor’s customers, distributors, employees or agents. Distributor further agrees that Micrus shall have, and is hereby assigned, any and all right, title and interest in and to any data relating to the Product, including animal and clinical trial data, as well as any suggested modifications, design changes or improvements to the Products (all of which shall be deemed Confidential Information under Article VII) without the payment of any additional consideration therefor either to Distributor or its customers, service providers, distributors, employees or agents. Distributor will also promptly notify Micrus of any infringement of any of the Trademarks, patent or other proprietary rights relating to the Products of which Distributor becomes aware.

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ARTICLE III — CONSIDERATION; PURCHASE OF PRODUCT
     3.1 License Fee. On or before September 30, 2005, Distributor shall pay to Micrus a non-refundable, non-cancelable license fee in the amount of seven hundred fifty thousand U.S. dollars (US $750,000). If this payment is not received on or before September 30, 2005, in addition to all other remedies of the parties, this Agreement shall automatically terminate, notwithstanding Section 10.2.
     3.2 Prices.
          3.2.1 All purchases of Product by Distributor from Micrus during the term of this Agreement shall be subject to the terms and conditions of this Agreement. Subject to this Section 3.2, Micrus will sell Product to Distributor at the preferential prices shown in Exhibit A (“Purchase Price”) until [***] after the Effective Date or until such time the pricing is revised in accordance with this Agreement, whichever is earlier. The parties agree to discuss, in good faith, revisions to the prices, within at least [***] from the Effective Date of this Agreement, based on market data then available to Micrus and as relevant. [***] Distributor shall have sole discretion to establish the resale price of the Product to third parties subject only to any regulatory or governmental limitations.
          3.2.2 Micrus shall have the right to adjust the Purchase Price annually on the anniversary of the Effective Date. Micrus shall consult with Distributor and take into consideration Distributor’s feedback in adjusting the Purchase Price. Additionally, the parties may by mutual agreement make further adjustments more frequently at such other times as the parties may agree in writing. Such revisions shall apply to all orders for the affected Product received after the effective date of revision. Price increases shall not affect unfulfilled purchase orders accepted by Micrus in writing prior to the effective date of the price increase. Micrus will not raise the price unless government reimbursement for that product increases within the territory.
          3.2.3 All prices are F.O.B. Micrus’ place of manufacture.
     3.3 Taxes. The Purchase Price will be net of any Distributor federal, state or local taxes that may be applicable to the Product. When Micrus has the legal obligation to collect such taxes, the appropriate amount shall be added to Distributor’s invoice and paid by Distributor, unless Distributor provides Micrus with a valid tax exemption certificate authorized by the appropriate taxing authority.
     3.4 Order and Acceptance. All orders for Product submitted by Distributor shall be initiated by written purchase orders sent to Micrus requesting a delivery date during the term of this Agreement.. To facilitate Micrus’ production scheduling, Distributor shall submit purchase orders to Micrus at least fifteen (15) days prior to the requested delivery date. No order shall be binding upon Micrus until accepted by Micrus in writing, and Micrus shall have no liability to Distributor with respect to purchase orders that are not so accepted. Micrus shall either: (i) notify Distributor, in writing, of the acceptance or rejection of an order (or any portion thereof) and of the assigned delivery date for accepted orders with ten (10) days of receipt of the purchase order; or (ii) send Product pursuant to such accepted order. No partial fulfillment of an order shall constitute a commitment to fulfill the entire order, absent the written acceptance of such entire order. Micrus shall
*** Confidential Treatment Requested

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use its commercially reasonable efforts to deliver Product at the time specified in its written acceptance of Distributor’s purchase orders. Micrus reserves the right at any time with six months notice except as mandated by a governmental or regulatory body to discontinue the manufacture, supply or sale of any Product, to make changes in materials or design, or to add improvements to any Product, without incurring any liability whatsoever.
     3.5 Terms of Purchase Orders. Distributor’s purchase orders submitted to Micrus from time to time with respect to Product to be purchased hereunder shall be governed by the terms of this Agreement, and nothing contained in any such purchase order shall in any way modify such terms of purchase or add any additional terms or conditions.
     3.6 Payment. Micrus shall submit an invoice to Distributor upon each shipment of Product ordered by Distributor. The invoice shall set forth the Purchase Price for the Product in a given shipment plus any freight, taxes or other applicable costs initially paid by Micrus but to be borne by Distributor. Payment shall be made by Distributor by wire transfer, check or other instrument approved in writing by Micrus. Payment terms shall be the full invoiced amount to be paid by Distributor to Micrus within sixty (60) days of the date of the invoice; which payment terms shall be reviewed after the first year of this Agreement for payment terms applicable to subsequent years of the then-current term of the Agreement; provided, however, that any revision to the payment terms must be made by a mutually agreed to writing executed by both parties. Any invoiced amount not received within sixty (60) days of the date of invoice shall be subject to a service charge of one percent (1%) per month, or if lower, the maximum interest rate allowed by law. Distributor shall pay all of Micrus’ costs and expenses (including reasonable attorney’s fees) to enforce and preserve Micrus’ rights under this Subsection 3.6. If at any time an outstanding invoice for Product shipped to Distributor becomes unpaid and outstanding for greater than ninety (90) days, at Micrus’ option, Micrus may require that Distributor effect payment by means of an irrevocable letter of credit drawn on a California bank approved by Micrus; the letter of credit shall be upon terms acceptable by Micrus, shall allow for partial shipment, and shall be in an amount equal to Distributor’s purchase price for the Product plus all applicable taxes, shipping charges, and other charges to be borne by Distributor. All exchange, interest, banking collection and other charges shall be at Distributor’s expense.
     3.7 Quarterly Reports. Within forty-five (45) days after the end of each quarter, Distributor shall provide Micrus with a written sales breakdown, including without limitation, the amount and type of Product, and names of end users of the Product sold during the period.
ARTICLE IV — SUPPLY OF PRODUCT
     4.1 Terms of Distributor Requirements. Subject to the terms and conditions of this Agreement (including, without limitation, Section 3.4), Micrus agrees to sell and Distributor agrees to purchase from Micrus Distributor’s entire requirements of products of the type provided by Micrus under

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this Agreement, solely for distribution and/or sale in the Territory. Micrus shall use commercially reasonable efforts to manufacture the Product and, subject to Section 3.4, supply them to Distributor in quantities sufficient to satisfy Distributor’s needs in accordance with the provisions of this Article IV, provided Distributor submits to Micrus purchase estimates pursuant to Section 4.2.
     4.2 Purchase Estimates. Distributor shall submit to Micrus, beginning ninety (90) days before the first anticipated order of Product and within the first ten (10) days after the beginning of each calendar quarter thereafter, a non-binding good faith estimate of the amount of Product to be required and purchased by Distributor for both the next three months and the next twelve-month periods.
     4.3 Inspection and Dispute Resolution Relating to Satisfaction of Product Specifications. The following provisions relate to inspection and resolution of disputes:
          4.3.1 Rejection of Product. Distributor shall inspect all Product promptly upon receipt thereof and may reject any Product pursuant to this Section 4.3.1 that fails to meet the specifications set forth in Micrus’ current product specifications for the Product. Any Product not properly rejected within thirty (30) days of receipt of that Product at Distributor’s facility after customs clearance for import (the “Rejection Period”) shall be deemed accepted. To reject a Product, Distributor shall within the Rejection Period, (i) notify Micrus in writing by telefax or by telex (with confirmation of transmission) of its rejection and the reason for the rejection, and (ii) return, at its expense, the rejected Product to Micrus (the “Returned Product”) in the same condition in which it was delivered to Distributor. All claims made by Distributor after its inspection of the Product shall be handled on a case-by-case basis during which time Micrus shall have the right to first inspect any Product involved before being required to take any action with respect thereto. Micrus shall make its investigation within thirty (30) days of receipt of notice of a claim from Distributor. Micrus shall, at its expense, replace Product it determines to be defective and ship such replacement Product freight prepaid. In no event shall Micrus be liable under this Agreement for any failure of any Product to meet the specifications due to modification or improper use, storage or shipment of the Product by Distributor or anyone receiving the Product from or on behalf of Distributor.
          4.3.2 Resolution of Disputes Relating to Product Specifications. If the parties hereto fail to agree as to whether a delivered quantity of Product meets its agreed specifications, then the parties shall cooperate to have the Product in dispute analyzed by a jointly selected qualified independent testing laboratory.
          4.3.3 Return of Product After Rejection Period. After the Rejection Period, Micrus’ limited warranty as stated in Section 8.1 hereof shall be applied. If Micrus tests and inspects the Returned Product and determines that such Returned Product (i) has been physically damaged, (ii) has been modified or improperly used, stored or shipped by Distributor or anyone receiving the Product from or on behalf of Distributor, or (ii) performs according to Micrus’ written specifications, no credit will be given to Distributor. If upon such test and inspections such Returned Product (a) has not been physically damaged, (b) has not been modified or improperly used, stored or shipped by Distributor or anyone receiving the Product from or on behalf of Distributor, and (c) does not perform to Micrus’ written specification, these Returned Products will be replaced at no cost to Distributor. In all cases of physical damage or modification to, or improper use, storage or shipment of, Returned Product, no credit will be given to Distributor.

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     4.4 Title. Title and risk of loss pass to Distributor when Product leaves Micrus’ facility. Distributor shall be solely responsible for the payment of all freight and insurance and other costs, expenses, fees, duties, imports, and charges of whatever kind or nature arising from the shipment, delivery, and importation of Product into the Territory. Distributor shall solely be responsible for taking all actions necessary to obtain clearance to import Product into the Territory and Distributor warrants that it will comply in all respects with any restrictions set forth in the export license for every Product purchased hereunder.
     4.5 Reporting. Distributor agrees to report to Micrus any information from any source, including, without limitation, employees, distributors, agents, customers, user facilities, individuals, or medical or scientific literature, whether published or unpublished, that reasonably suggests that there is a problem with the Product or a probability that the Product or a similar product has caused or contributed to a death, serious illness or serious injury, including but not limited to, severe or permanent disability, stroke, or brain damage as promptly as possible but within five (5) days of receipt of information of such event. Distributor agrees not to disclose any such information referred to herein to any third party without the prior written consent of Micrus.
          4.5.1 Serious illness means an event that is life threatening, results in permanent impairment of a body function or permanent damage to the body structure, or necessitates immediate medical or surgical intervention to preclude permanent impairment of a body function or permanent damage to a body structure.
          4.5.2 Serious injury means an event that is life threatening, results in permanent impairment of a body function or permanent damage to a body structure, or necessitates medical or surgical intervention to preclude permanent impairment of a body function or permanent damage to a body structure.
     4.6 Monitoring. Each of the parties hereto shall monitor all relevant journals and media communications for information on factors materially affecting the use or efficacy of the Product and shall promptly inform the other party of such information. The informing party may provide in writing its evaluation of such information. Either party shall promptly inform the other if it has actual knowledge of any measures which are necessary to eliminate or minimize any risk associated with the use of the Product or a specific production lot of the Product.
ARTICLE V — ADDITIONAL OBLIGATIONS OF DISTRIBUTOR
     5.1 Marketing Obligations. Distributor agrees to use its best efforts to successfully promote and distribute the Product, at its own expense, in the Territory as soon as feasible after the Effective Date of this Agreement using diligent and vigorous efforts to maximize sales and market penetration at the earliest date. Such efforts shall include, but are not limited to, preparing promotional materials, advertising the Product in trade publications within the Territory, participating in appropriate trade shows within the Territory, and directly soliciting orders from customers within the Territory for the Product. Subject to Micrus’ approval and obligations under Article VIII hereof, Distributor shall also be responsible for all quality control, lot release for Distributor’s requirements, promotional activities, marketing and selling efforts, distribution and technical services. All promotional materials developed by Distributor shall be submitted to Micrus for approval before such materials are distributed by Distributor. Micrus shall promptly review such materials, and if no written response is provided by Micrus within

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thirty (30) days after receipt of such material, then the material will be deemed to have been approved by Micrus.
     5.2 Finances and Personnel. Distributor shall, at its sole cost, expense, and risk: (i) employ on its own behalf an appropriate number of specialized, trained, and qualified sales personnel whose main function shall be the promotion and sale of the Product in the Territory; and (ii) maintain a suitable organization for the promotion and sale of the Products in the Territory pursuant to Distributor’s obligations hereunder.
     5.3 Customer and Sales Reporting. Distributor shall, at its own expense and consistent with the sales policies of Micrus:
          5.3.1 place the Product in Distributor’s catalogues as soon as possible and feature the Product in any applicable trade show within the Territory that it attends;
          5.3.2 provide adequate contact with existing and potential customers within the Territory on a regular basis, consistent with good business practice;
          5.3.3 assist Micrus in assessing customer requirements for the Product, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features;
          5.3.4 provide Micrus a complete copy of all customer information routinely kept in Distributor’s possession no less than once each calendar quarter, including customer names and contact person(s); and
          5.3.5 submit market research information, as reasonably requested by Micrus regarding competition and changes in the market within the Territory.
     5.4 Marketing Plans. Distributor shall submit to Micrus for its approval a Product launch plan for the Product in the Territory as soon as possible and, in any event no later than ninety (90) days from the Effective Date, and on or before October of each year thereafter, an annual marketing and sales plan for the Product. Each of these plans shall include specific marketing sales strategies, tactics and goals, market research analysis, promotion budgets, and sales projections.
     5.5 Compliance with Laws. Distributor shall market and distribute the Product in the Territory in compliance with all applicable laws and regulations and good commercial practice and for uses and applications approved by Micrus in writing for the Product. Distributor shall comply with all laws, rules and regulations as applicable to the marketing, distribution and sale of the Product in the Territory or any part of it. Distributor further agrees to comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and all applicable export laws, restrictions and regulations of any U.S. or foreign agency or authority and not to export or re-export or allow the export or re-export of the Product or any related technology or information in violation of any such laws, restrictions or regulations. A copy of the FCPA is attached to this Agreement as Appendix A..
Distributor hereby declares that it has read and understood the provisions of the FCPA and, on that basis, it further represents and covenants that neither it nor any of its employees or agents have taken or will

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take any action to cause Distributor to be in violation of the FCPA. Specifically, Distributor hereby certifies that it has not paid, nor offered or agreed to pay, nor has caused to be paid, or offered or agreed to be paid, directly or indirectly, in respect of this Agreement, any political contributions, fees or commissions to any public or governmental employee or official anywhere for the purpose of influencing such official’s act or decision to provide business to Distributor. Distributor further certifies that it will not, directly or indirectly, in connection with this Agreement and the business resulting therefrom, offer, pay, promise to pay, or authorize the giving of money or anything of value to any public or governmental employee or official, to any political party or official thereof or to any candidate for political office, or to any person, while knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any public or government official, to any political party or official thereof, or to any candidate to political office, for the purpose of: (a) influencing any act or decision of such official, political party, party official, or candidate in his or its official capacity, including a decision to fail to perform his or its official functions; or (b) inducing such official, political party, party official or candidate to use his or its influence with the government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist Micrus or Distributor in obtaining or retaining business for or with, or directing business to any third party.
Distributor agrees that if subsequent developments cause the certifications and information reported herein to be no longer accurate or complete, Distributor will immediately so advise Micrus. Distributor further agrees that its violation of any part of this Section 5.5 will be a material breach of this Agreement and cause for immediate termination, without further liability or obligation on the part of Micrus notwithstanding anything to the contrary provided in this Agreement.
Distributor shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the United States of the Products to any location in compliance with all applicable laws and regulations.
     5.6 Minimum Purchase Requirements. The parties agree that reasonable marketing efforts should enable Distributor to achieve the minimum annual purchase requirements in the amounts and according to the payment schedule set forth in Exhibit B hereto (“Minimum Purchase Requirements”). Exhibit B reflects an annual measurement period ending on March 31 of each year, with the figures prorated in the first and final years to reflect partial periods. For each annual measurement period ending March 31, Distributor must have purchased and paid for at least the amount of the Minimum Purchase Requirement shown in Exhibit B for such period on or before March 31. If Distributor fails to satisfy the Minimum Purchase Requirement for any period, in addition to all other remedies, Micrus may terminate this Agreement. In the case or termination or expiration of this Agreement, the Minimum Purchase Requirement for the last annual measurement period shall be prorated as of the effective date of the expiration or termination, and Distributor must have purchased and paid for at least the amount of the Minimum Purchase Requirement prorated for such period on or before the effective date of termination or expiration.
     5.7 Stock order. Within 45 days after the distribution agreement is signed, Distributor agrees to place an order to have a minimum stock to supply the local market (see exhibit C for 1st order’s details).
ARTICLE VI — FAILURE TO MEET MINIMUM

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REQUIREMENTS
     In the event that in any given year, the total payments by Distributor under Section 3.6 do not, in the aggregate, equal or exceed: the Minimum Purchase Requirement set forth in Section 5.6 for such year; and Distributor fails to pay the Short-Fall within sixty (60) days of the end of such year, then Micrus may, at its sole discretion, either: (a) convert the grant of the distribution rights pursuant to Section 2.1 hereof to a non-exclusive basis; or (b) terminate this Agreement upon thirty (30) days prior written notice to Distributor. If Micrus elects to convert the grant of distribution rights to a non-exclusive basis, such election shall be made by delivery of written notice by Micrus to Distributor and shall take effect on the date set forth in the notice.
ARTICLE VII — CONFIDENTIAL INFORMATION
     The parties hereto agree that each shall keep completely confidential and shall not publish or otherwise divulge or use for its own benefit or for the benefit of any third party any information of a proprietary nature furnished to it (the “Receiving Party”) by the other party (the “Disclosing Party”) for a period of five (5) years after the termination of this Agreement without the prior written approval of the disclosing party in each instance, except to the extent that it is necessary to divulge such information for the obtaining of governmental approval for the marketing of the Product and the Receiving Party discloses only the minimum of information necessary in connection therewith and takes reasonable steps to maintain the confidentiality of such information. Nothing in this Article 7 shall prevent disclosure or use of information: (i) already known to the Receiving Party prior to its receipt of such information from the Disclosing Party; (ii) which was known to the public at the time of disclosure, or subsequently becomes so known through no act or omission of the Receiving Party; (iii) which is properly acquired by the Receiving Party from a third party having the right to convey such information; or (iv) that is required to be disclosed by law or regulation or in connection with any financing, acquisition, merger or sale, provided the Receiving Party provides the Disclosing Party with advance notice of such disclosure and takes reasonable steps to protect the confidentiality of such information. Information of a proprietary nature shall include, but not be limited to, information concerning a party’s products, proposed products, marketing plans, methods of manufacture, customers or any other information or materials in whatever form not generally known to the public. Subject to the foregoing, this specific terms of this Agreement (including all financial terms) shall be kept confidential, however, the parties may refer generally to this Agreement and the parties’ relationship arising therefrom.
ARTICLE VIII — WARRANTY; LIMITATION OF LIABILITY
     8.1 Warranty. Micrus represents and warrants to Distributor that all Product manufactured and delivered to Distributor pursuant to this Agreement shall meet Micrus’ specifications for such Product at the time of delivery by Micrus to Distributor for the shelf life of the Product as specified on the Product labeling; provided, however, that such Product: (i) has been shipped in accordance with Micrus’ shipping instructions and stored in accordance with the instructions on the labeling and the packaging for such Product; (ii) is used in the application for which it was intended; and (iii) has not been modified without Micrus’ prior written consent. Distributor shall handle and be solely responsible for all warranty returns from its direct and indirect customers. Micrus’ sole and exclusive liability under the warranty set forth in Section 8.1 shall be limited to a replacement to Distributor of the defective Product with a Product substantially equivalent to the Product originally shipped by Micrus to Distributor.

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     8.2 No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTION 8.1 HEREIN, THE PRODUCT IS PROVIDED “AS IS,” AND MICRUS GRANTS NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING ANY PRODUCT, ITS FITNESS FOR ANY PARTICULAR PURPOSE, ITS QUALITY, ITS MERCHANTABILITY, OR OTHERWISE.
     8.3 Limitation of Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, IN NO EVENT SHALL MICRUS BE LIABLE TO DISTRIBUTOR OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (A) THE COST OF PROCUREMENT OF SUBSTITUTE GOODS, (B) ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, INDIRECT OR INCIDENTAL DAMAGES OR (C) LOST PROFITS OR LOST BUSINESS; EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL RELIEVE MICRUS FROM ANY PRODUCT LIABILITY CLAIM, AS SET FORTH IN ARTICLE IX HERETO.
     8.4 Ownership. Distributor acknowledges and agrees that as between Distributor and Micrus, Micrus owns all right, title and interest in and to all clinical, technical, product, sales, marketing, and customer information and data with respect to the Product (including, without limitation, any and all modifications, design changes or improvements relating thereto), and all industrial and intellectual property rights of any kind in relation to the Product (including, without limitation, any and all modifications, design changes or improvements relating thereto) or any of the foregoing, including, without limitation, the right to patents, registered or other designs, trademarks, trade names, inventions, copyright, know-how and any other confidential information. Nothing contained in this Agreement shall be effective to give Distributor any rights of ownership in or to any of the foregoing. To the extent Distributor owns any rights, title or interest in or to the foregoing, Distributor hereby assigns all of such rights to Micrus. The provision of Product technical information to Distributor under this Agreement is for the sole purpose of obtaining approval from the regulatory authorities in the Territory for the Product and is subject to the confidentiality obligations set forth in Article VII. The use by Distributor of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.
     8.5 Sale Conveys No Right to Manufacture or Copy. The Product is offered for sale and is sold by Micrus subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce the Product or any portion thereof. Distributor shall take appropriate steps with its customers and distributors, if any, as Micrus may request, to inform them of and assure compliance with the restrictions contained in this Section 8.5.
ARTICLE IX — INDEMNIFICATION
     9.1 Indemnification by Micrus. Micrus agrees to and hereby does indemnify and hold Distributor harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys’ fees, which Distributor may incur by reason of any Product sold or furnished by

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Micrus which result in injury, illness, or death of any person, to the extent that such claims arise out of or result from either the negligence or willful misconduct of Micrus in: (i) product design; or (ii) manufacturing; or (iii) breach of any representations or warranties by Micrus hereunder, except if such claims arise from the negligence or willful misconduct of Distributor, any modification of the Product other than by Micrus or any breach by Distributor of any of its obligations, representations or warranties under this Agreement. Micrus shall have sole control of any such action or settlement negotiations, and Micrus agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Distributor or its customer on such issue in any such suit or proceedings indemnified hereunder by Micrus. Distributor agrees to notify Micrus promptly in writing of such claim, suit or proceeding and gives Micrus authority to proceed as contemplated herein, and, at Micrus’ expense, give Micrus proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. If the Product, or any part thereof, is the subject of any claim, suit or proceeding for infringement of any third party patents or trademark in the United States or in the Territory, or if the sale or use of the Product, or any part thereof, is, as a result thereof, enjoined, then Micrus shall, at its option and expense: (a) procure for Distributor and its customers the right under such patent, or trademark to sell or use, as appropriate, the Product or such part thereof; or (b) replace the Product, or part thereof, with other suitable Product or parts; or (c) suitably modify the Product, or part thereof, or (d) if the use of the Product, or part thereof, is prevented by injunction, remove the Product or part thereof, and refund the aggregate payments paid therefore by Distributor, less a reasonable sum for the use and damage; provided that such claim, suit or proceeding is not based on a modification of the Product by Distributor or anyone other than Micrus, or a combination of the Product with any product other than those provided by Micrus for use with the Product.
     9.2 Indemnification by Distributor. Distributor hereby agrees to and hereby does indemnify and hold Micrus harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys’ fees, which Micrus may incur to the extent that such claims arise out or result from: (i) the unlawful sale or other distribution of Product by Distributor, including any improper sales by Distributor to customers who are located outside the Territory; (ii) the negligent or willful misconduct of Distributor in the distribution, labeling or packaging of the Product; (iii) Distributor’s recommended use of Product in violation of this Agreement; (iv) modification of the Product by Distributor, (v) combination of the Product with any product other than those provided by Micrus for use with the Product, or (vi) breach of any representation, warranty, or obligation by Distributor hereunder, except for such claims which arise out of or result from the gross negligence, or willful misconduct of Micrus. Distributor shall have sole control of any such action or settlement negotiations, and Distributor agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Micrus or its customer on such issue in any such suit or proceedings defended by Distributor. Micrus agrees to notify Distributor promptly in writing of such claim, suit or proceeding and gives Distributor authority to proceed as contemplated herein, and, at Distributor’s expense, give Distributor proper and full information and assistance to settle and/or defend any such claim, suit or proceeding.
     9.3 Contribution. In the event the negligence of Distributor and Micrus contribute to any loss, cost, damages, claim or expense relating to Product supplied and/or distributed or sold hereunder, then Distributor and Micrus shall be responsible for that portion of the loss, cost, damages, claim or expense to which its negligence contributed.
ARTICLE X — TERM AND TERMINATION

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     10.1 Term. This Agreement shall commence on the Effective Date and shall continue in force for a fixed term of five (5) years, unless terminated earlier under the provisions of this Agreement. At the end of the fixed term, this Agreement shall be automatically renewed on the same terms and conditions for an additional one (1) year period, unless earlier terminated under the provisions hereof or unless one party gives to the other notice of its intention to terminate at least six (6) months prior to the expiration of the fixed term hereof or of any renewal period.
     10.2 Failure to Make Payment. Micrus may terminate this Agreement at any time upon Distributor’s failure to make payments due to Micrus pursuant to this Agreement and the continuation of such failure for more than thirty (30) days after delivery of written notice to Distributor of such failure.
     10.3 Failure to Commercialize or Obtain Marketing Authorizations. Micrus may terminate this Agreement at any time upon Distributor’s failure to use diligent efforts to move ahead with its obligations to market, sell and distribute Product under Section 5.1, meet the Minimum Purchase Requirement of Section 5.6 hereof or obtain and maintain Marketing Authorizations under the name of Micrus or its subsidiary pursuant to the provisions of Section 2.3.1 and upon the continuation of such failure for more than ninety (90) days after delivery of written notice to Distributor of such failure, except where such failure of Distributor is a result of the failure of Micrus to meet its obligations as defined in this Agreement or due to circumstances beyond the reasonable control of Distributor pursuant to Section 11.7 hereof.
     10.4 Patent, Copyright, Trademark Violations. Micrus may terminate this Agreement at any time without notice upon Distributor’s violation of Sections 8.4 or 8.5 hereof.
     10.5 Material Breach. Save for Section 5.5 hereof, either party may terminate this Agreement upon ninety (90) days prior written notice in the event of the other party’s breach of any other material provision of this Agreement, if such default or breach is not remedied within ninety (90) days from the date of such notice, except where such default or breach is due to circumstances beyond the reasonable control of the other party pursuant to Section 11.7 hereof, or as otherwise specified in this Article X.
     10.6 Bankruptcy. If, during the term of this Agreement, either party makes an assignment, of this Agreement or generally, for the benefit of creditors, or becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditor’s arrangement or composition, or if any comparable proceeding is instituted against the other party and is not dismissed within ninety (90) days of such institution, then the other party may terminate this Agreement immediately upon delivery of written notice thereof.
     10.7 Control Event. In the event that Distributor sells all or substantially all of its business or assets to which this Agreement relates to a non-affiliate, or has more than fifty percent (50%) of its equity securities purchased by a single purchaser who is a non-affiliate in one transaction (a “Control Event”) (whether by sale, acquisition, merger, operation of law or otherwise), then Micrus may terminate this Agreement with thirty (30) days’ prior written notice at any time after the occurrence of the Control Event. In the event that Micrus sells all or substantially all of its business or assets to which this Agreement relates to a non-affiliate, or has more than fifty percent (50%) of its equity securities purchased by a purchaser who is a non-affiliate in one transaction (a “Change of Control”), then Micrus may terminate this Agreement at any time provided Micrus pays Distributor a termination fee of twice the amount of net sales of Distributor derived from sales of Products in the Territory during the twelve

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(12) month period immediately preceding termination of this Agreement (“Change of Control Termination Fee”). For purposes of this section, a non-affiliate is not a parent, subsidiary or a subsidiary of a common parent or a successor. In the event that Micrus does not elect to terminate this Agreement upon a Change of Control, then the Change of Control Termination Fee shall not be due or payable and Micrus shall assign its rights and obligations under this Agreement to such acquirer of Micrus’ stock or assets.
     10.8 No Waiver. Any failure to terminate shall not be construed as a waiver by the aggrieved party of its right to terminate for future defaults or breaches.
     10.9 Effects of Termination.
          10.9.1 Return of Property. Upon termination of this Agreement for any reason, each party shall upon the request of the other party return all books, records, documents, data and proprietary information which it shall have received from the other party pursuant to this Agreement and which it shall still have in its possession or control; provided, however, that a single copy may be retained solely for legal archival purposes by each party, subject to the confidentiality provisions of Article VII.
          10.9.2 Accrued Payments. Termination of this Agreement by either party shall not prejudice the right of either party to recover any payments for Products shipped under this Agreement, and shall not prejudice any cause of action or claim of either party accruing under this Agreement.
          10.9.3 Marketing and Distribution Rights. Upon termination of this Agreement, Distributor’s rights to market, distribute, sell and otherwise transfer the Product, and all other rights under this Agreement, shall immediately cease. The parties shall undertake to negotiate in good faith a mutually acceptable agreement to satisfy any contractual obligations of Distributor to supply the Product to third parties, and Micrus shall supply all necessary inventory under such agreements. Except as needed to satisfy any contractual obligations existing as of the effective date of termination and as approved by Micrus in writing, Distributor shall return all inventory in its possession or control to Micrus in the same condition in which it was provided by Micrus within sixty (60) days after termination. Micrus shall then reimburse Distributor at transfer cost for any returned product that is deemed to be in salable condition.
          10.9.4 Marketing Authorizations. Upon termination of this Agreement, Distributor shall promptly assign or otherwise transfer to Micrus or its designees any of Distributor’s rights, title and interest in and to the Marketing Authorizations and/or pending applications for the Product; provided, however, if such termination does not result from a breach of this Agreement by Distributor, Micrus shall reimburse Distributor for its costs incurred in obtaining such Marketing Authorizations.
          10.9.5 Trademark. Upon termination of this Agreement, the license to use the Trademarks granted in Section 2.4 shall also terminate and all right, title and interest in such Trademarks shall belong to Micrus.
          10.9.6 Pending Orders. Upon termination of this Agreement, Micrus shall have the right, at its option, to continue or terminate any order pending as of the effective date of termination.
          10.9.7 No Liability for Termination. Neither party will incur any liability whatsoever for any damages, loss or expenses of any kind suffered or incurred by the other party (or for

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any compensation to the other party) arising from or incident to any termination of this Agreement pursuant to such party’s right of termination under this Agreement, whether or not such party is aware of any such damages, loss or expenses.
     10.10 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.
ARTICLE XI — GENERAL PROVISIONS
     11.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California and the United States of America, as though all parties were resident of, and the contract was performed solely in, California without reference to conflicts of laws rules thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Except as set forth in Section 11.2, the sole jurisdiction and venue for actions relating to the subject matter of this Agreement shall be the California state and U.S. federal courts having jurisdiction in Santa Clara County, California, and the parties hereby consent to the jurisdiction of such courts.
     11.2 Arbitration. Except for actions seeking injunctive relief, all disputes, controversies, or differences which may arise between the parties hereto, out of, in relation to, or in connection with this Agreement or the breach thereof, shall be finally settled by binding arbitration in San Francisco, California, U.S.A., in accordance with the Commercial Arbitration rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with such Rules, by which each party hereto agrees to be bound. Judgment upon an award rendered may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.
     11.3 Entire Agreement. This Agreement represents the entire Agreement and understanding of the parties hereto with respect to the marketing and distribution of the Product and the subject matter of this Agreement, and supersedes all previous agreements and understandings related thereto and may only be amended or modified in writing signed by an authorized representative of the parties hereto.
     11.4 Assignment. Distributor may not assign, transfer or otherwise dispose of any of its rights or obligations pursuant to this Agreement without the prior written consent of Micrus. Such consent shall not be unreasonably withheld. This Agreement shall be binding on, inure to the benefit of, and be enforceable by the parties, their respective heirs, successors and valid assigns.
     11.5 Notice. All notices under this Agreement shall be in writing and shall be deemed given on the date of delivery if sent by certified or registered mail, commercial courier (return receipt or confirmation of delivery required and costs prepaid), or by personal delivery to the party to receive such notices or other communications called for in this Agreement at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

If to MICRUS:
MICRUS ENDOVASCULAR CORPORATION
610 Palomar Avenue
Sunnyvale, CA 94085
USA

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Attention: President and CEO

If to DISTRIBUTOR:
Goodman CO., Ltd.
108 Fujigaoka
Meito-ku, Nagoya 465-0032
Japan
Attention: President and CEO
     11.6 Limitation on Liability. In no event shall either party be liable to the other for incidental or consequential damages, even if such party shall have been advised of the possibility of the same.
     11.7 Force Majeure. Except for the obligation to make payments under this Agreement, each of the parties hereto shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue for thirty (30) days after the termination of such force majeure. For the purposes of this Agreement, force majeure is defined to include causes beyond the control of the parties hereto, including without limitation, acts of God, acts, resolutions or laws of any government, war, war-like conditions, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbances, epidemic and failure of public utilities or common carriers.
     11.8 Publicity. Neither party shall make any press release or other similar public disclosure or announcement concerning this Agreement, without the prior written consent of the non-disclosing party, which consent shall not be unreasonably withheld, except as otherwise required by law. Consent will be deemed granted if no response is received from the non-Disclosing Party within fifteen (15) days of its confirmed written request for approval from the Disclosing Party. Notwithstanding the foregoing, in the event such disclosure or public announcement is required to be made on a more immediate basis in order to comply with applicable laws, then approval will be deemed granted if no response is received from the non-disclosing party within the timeframes required by law; provided, however, that the Disclosing Party provides the non-disclosing party with notice of the legally required timeframe for approval of the disclosure at the time of providing a copy of the proposed disclosure or announcement.
     11.9 Survival of Rights. All rights to payments and the provisions of Articles I (Definitions), VII (Confidential Information), VIII (Warranty; Indemnification), IX (Indemnification), and XI (General Provisions), as well as Sections 2.2 (Relationship of Parties), 4.5 (Reporting), 10.8 (No Waiver), 10.9 (Effects of Termination) and 10.10 (Termination Not Sole Remedy) shall survive the expiration or termination of this Agreement.
     11.10 Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including arbitration costs and reasonable attorney’s fees.
     11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

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     11.12 Governmental Relations. In carrying out its responsibilities under this Agreement, Distributor has not and will not pay, offer or promise to pay, or authorize the payment directly or indirectly of any monies or anything of value to any government official or employee, or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of the government. In the event of a breach of the representations and warranties in the preceding sentence, this Agreement may automatically be cancelled by Micrus upon receipt by Distributor of written notice of cancellation, and any claims for payment by Distributor shall be surrendered. In no event shall Micrus be obligated under this Agreement to take any action or omit to take any action that Micrus believes, in good faith, would cause it to be in violation of any U.S. laws, including the Foreign Corrupt Practices Act Distributor shall comply with all laws, rules and regulations applicable to its performance of its obligations under this Agreement, including all U.S. export control laws.
     11.13 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.
     11.14 Severability. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.
     11.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instruments. This Agreement may be executed by facsimile with original signatures promptly following by a method set forth in Section 11.5.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
MICRUS ENDOVASCULAR CORPORATION

By:	/s/ Robert A. Stern	By:	/s/ Akira Yamamoto

Name:	Robert A. Stern		Name: Akira Yamamoto
Title:	Executive Vice President		Title: President

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EXHIBIT A
Purchase Price

PRODUCT	Year 1

MicruSphere	[***]
HELIPAQ	[***]
ULTIPAQ	[***]
Catheter	[***]
Control Box	[***]
Cables	[***]
In view of the increased value and the benefits of Cerecyte coils, the Distributor and Micrus will make all reasonable efforts to obtain a reimbursement price for Cerecyte that is higher than the reimbursement price of bare platinum coils, and Distributor and Micrus shall use all reasonable efforts to consult, inform and to persuade relevant Japanese regulatory bodies on the advisability of such higher prices, including the Ministry of Health, Labor and Welfare. If Cerecyte coils qualify for a higher reimbursement price, the parties agree to negotiate a corresponding adjustment to the prices under this Agreement for Cerecyte coils. If such efforts fail, Micrus agrees to sell to Distributor Cerecyte at the agreed-to-price of bare platinum coils.
*** Confidential Treatment Requested

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EXHIBIT B
Minimum Purchase Requirements
The following schedule sets forth Distributor’s Minimum Purchase Requirements as specified in Section 5.6 of the Distribution Agreement. These minimums represent the cost of Products paid for by Distributor to Micrus during each Micrus fiscal year of the Agreement.

TERRITORY	Year 1	Year 2	Years 3	Year 4	Year 5

Japan	[***]	[***]	[***]	[***]	[***]
*** Confidential Treatment Requested

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EXHIBIT C
Stock order
Distributor agrees to place a stocking order within 45 days after the distribution agreement is signed, as follows: [***] of product
*** Confidential Treatment Requested

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APPENDIX A
[As of July 22, 2004]
Anti-Bribery and Books & Records Provisions of
The Foreign Corrupt Practices Act
Current through Pub. L. 105-366 (November 10, 1998)
UNITED STATES CODE
TITLE 15. COMMERCE AND TRADE
CHAPTER 2B—SECURITIES EXCHANGES
§ 78m. Periodical and other reports
(a) Reports by issuer of security; contents
Every issuer of a security registered pursuant to section 781 of this title shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate for the proper protection of investors and to insure fair dealing in the security—
(1) such information and documents (and such copies thereof) as the Commission shall require to keep reasonably current the information and documents required to be included in or filed with an application or registration statement filed pursuant to section 781 of this title, except that the Commission may not require the filing of any material contract wholly executed before July 1, 1962.
(2) such annual reports (and such copies thereof), certified if required by the rules and regulations of the Commission by independent public accountants, and such quarterly reports (and such copies thereof), as the Commission may prescribe.
Every issuer of a security registered on a national securities exchange shall also file a duplicate original of such information, documents, and reports with the exchange.
(b) Form of report; books, records, and internal accounting; directives

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* * *
(2) Every issuer which has a class of securities registered pursuant to section 781 of this title and every issuer which is required to file reports pursuant to section 78o(d) of this title shall—
(A) make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer; and
(B) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that—
(i) transactions are executed in accordance with management’s general or specific authorization;
(ii) transactions are recorded as necessary (I) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (II) to maintain accountability for assets:
(iii) access to assets is permitted only in accordance with management’s general or specific authorization; and
(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(3)	(A) With respect to matters concerning the national security of the United States, no duty or liability under paragraph (2) of this subsection shall be imposed upon any person acting in cooperation with the head of any Federal department or agency responsible for such matters if such act in cooperation with such head of a department or agency was done upon the specific, written directive of the head of such department or agency pursuant to Presidential authority to issue such directives. Each directive issued under this paragraph shall set forth the specific facts and circumstances with respect to which the provisions of this paragraph are to be invoked. Each such directive shall, unless renewed in writing, expire one year after the date of issuance.

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(B) Each head of a Federal department or agency of the United States who issues such a directive pursuant to this paragraph shall maintain a complete file of all such directives and shall, on October 1 of each year, transmit a summary of matters covered by such directives in force at any time during the previous year to the Permanent Select Committee on Intelligence of the House of Representatives and the Select Committee on Intelligence of the Senate.
(4) No criminal liability shall be imposed for failing to comply with the requirements of paragraph (2) of this subsection except as provided in paragraph (5) of this subsection.
(5) No person shall knowingly circumvent or knowingly fail to implement a system of internal accounting controls or knowingly falsify any book, record, or account described in paragraph (2).
(6) Where an issuer which has a class of securities registered pursuant to section 781 of this title or an issuer which is required to file reports pursuant to section 78o(d) of this title holds 50 per centum or less of the voting power with respect to a domestic or foreign firm, the provisions of paragraph (2) require only that the issuer proceed in good faith to use its influence, to the extent reasonable under the issuer’s circumstances, to cause such domestic or foreign firm to devise and maintain a system of internal accounting controls consistent with paragraph (2). Such circumstances include the relative degree of the issuer’s ownership of the domestic or foreign firm and the laws and practices governing the business operations of the country in which such firm is located. An issuer which demonstrates good faith efforts to use such influence shall be conclusively presumed to have complied with the requirements of paragraph (2).
(7) For the purpose of paragraph (2) of this subsection, the terms “reasonable assurances” and “reasonable detail” mean such level of detail and degree of assurance as would satisfy prudent officials in the conduct of their own affairs.
* * *
<§ 78dd-1 [Section 30A of the Securities & Exchange Act of 1934].
Prohibited foreign trade practices by issuers
(a) Prohibition
It shall be unlawful for any issuer which has a class of securities registered pursuant to section 781 of this title or which is required to file reports under section 78o(d) of this title, or for any officer, director, employee, or agent of such issuer or any stockholder thereof acting on behalf of such issuer, to make use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to—

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(1) any foreign official for purposes of—
(A) (i) influencing any act or decision of such foreign official in his official capacity, (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, or (iii) securing any improper advantage; or
(B) inducing such foreign official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist such issuer in obtaining or retaining business for or with, or directing business to, any person;
(2) any foreign political party or official thereof or any candidate for foreign political office for purposes of—
(A) (i) influencing any act or decision of such party, official, or candidate in its or his official capacity, (ii) inducing such party, official, or candidate to do or omit to do an act in violation of the lawful duty of such party, official, or candidate, or (iii) securing any improper advantage; or
(B) inducing such party, official, or candidate to use its or his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.
in order to assist such issuer in obtaining or retaining business for or with, or directing business to, any person; or
(3) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, for purposes of—
(A) (i) influencing any act or decision of such foreign official, political party, party official, or candidate in his or its official capacity, (ii) inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such foreign official, political party, party official, or candidate, or (iii) securing any improper advantage; or
(B) inducing such foreign official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality,

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in order to assist such issuer in obtaining or retaining business for or with, or directing business to, any person.
(b) Exception for routine governmental action
Subsections (a) and (g) of this section shall not apply to any facilitating or expediting payment to a foreign official, political party, or party official the purpose of which is to expedite or to secure the performance of a routine governmental action by a foreign official, political party, or party official.
(c) Affirmative defenses
It shall be an affirmative defense to actions under subsection (a) or (g) of this section that—
(1) the payment, gift, offer, or promise of anything of value that was made, was lawful under the written laws and regulations of the foreign official’s, political party’s, party official’s, or candidate’s country; or
(2) the payment, gift, offer, or promise of anything of value that was made, was a reasonable and bona fide expenditure, such as travel and lodging expenses, incurred by or on behalf of a foreign official, party, party official, or candidate and was directly related to—
(A) the promotion, demonstration, or explanation of products or services; or
(B) the execution or performance of a contract with a foreign government or agency thereof.
(d) Guidelines by Attorney General
Not later than one year after August 23, 1988, the Attorney General, after consultation with the Commission, the Secretary of Commerce, the United States Trade Representative, the Secretary of State, and the Secretary of the Treasury, and after obtaining the views of all interested persons through public notice and comment procedures, shall determine to what extent compliance with this section would be enhanced and the business community would be assisted by further clarification of the preceding provisions of this section and may, based on such determination and to the extent necessary and appropriate, issue—
(1) guidelines describing specific types of conduct, associated with common types of export sales arrangements and business contracts, which for purposes of the Department of Justice’s present enforcement policy, the Attorney General determines would be in conformance with the preceding provisions of this section; and
(2) general precautionary procedures which issuers may use on a voluntary basis to conform their

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conduct to the Department of Justice’s present enforcement policy regarding the preceding provisions of this section.
The Attorney General shall issue the guidelines and procedures referred to in the preceding sentence in accordance with the provisions of subchapter II of chapter 5 of Title 5 and those guidelines and procedures shall be subject to the provisions of chapter 7 of that title.
(e) Opinions of Attorney General
(1) The Attorney General, after consultation with appropriate departments and agencies of the United States and after obtaining the views of all interested persons through public notice and comment procedures, shall establish a procedure to provide responses to specific inquiries by issuers concerning conformance of their conduct with the Department of Justice’s present enforcement policy regarding the preceding provisions of this section. The Attorney General shall, within 30 days after receiving such a request, issue an opinion in response to that request. The opinion shall state whether or not certain specified prospective conduct would, for purposes of the Department of Justice’s present enforcement policy, violate the preceding provisions of this section. Additional requests for opinions may be filed with the Attorney General regarding other specified prospective conduct that is beyond the scope of conduct specified in previous requests. In any action brought under the applicable provisions of this section, there shall be a rebuttable presumption that conduct, which is specified in a request by an issuer and for which the Attorney General has issued an opinion that such conduct is in conformity with the Department of Justice’s present enforcement policy, is in compliance with the preceding provisions of this section. Such a presumption may be rebutted by a preponderance of the evidence. In considering the presumption for purposes of this paragraph, a court shall weight all relevant factors, including but not limited to whether the information submitted to the Attorney General was accurate and complete and whether it was within the scope of the conduct specified in any request received by the Attorney General. The Attorney General shall establish the procedure required by this paragraph in accordance with the provisions of subchapter II of chapter 5 of Title 5 and that procedure shall be subject to the provisions of chapter 7 of that title.
(2) Any document or other material which is provided to, received by, or prepared in the Department of Justice or any other department or agency of the United States in connection with a request by an issuer under the procedure established under paragraph (1), shall be exempt from disclosure under section 552 of Title 5 and shall not, except with the consent of the issuer, be made publicly available, regardless of whether the Attorney General responds to such a request or the issuer withdraws such request before receiving a response.
(3) Any issuer who has made a request to the Attorney General under paragraph (1) may withdraw such request prior to the time the Attorney General issues an opinion in response to such request. Any request so withdrawn shall have no force or effect.
(4) The Attorney General shall, to the maximum extent practicable, provide timely guidance concerning

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the Department of Justice’s present enforcement policy with respect to the preceding provisions of this section to potential exporters and small businesses that are unable to obtain specialized counsel on issues pertaining to such provisions. Such guidance shall be limited to responses to requests under paragraph (1) concerning conformity of specified prospective conduct with the Department of Justice’s present enforcement policy regarding the preceding provisions of this section and general explanations of compliance responsibilities and of potential liabilities under the preceding provisions of this section.
(f) Definitions
For purposes of this section:
(1)	(A) The term “foreign official” means any officer or employee of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

(B) For purposes of subparagraph (A), the term “public international organization” means—
(i)	an organization that is designated by Executive Order pursuant to section 1 of the International Organizations Immunities Act (22 U.S.C. § 288); or

(ii)	any other international organization that is designated by the President by Executive order for the purposes of this section, effective as of the date of publication of such order in the Federal Register.
(2)	(A) A person’s state of mind is “knowing” with respect to conduct, a circumstance, or a result if—
(i)	such person is aware that such person is engaging in such conduct, that such circumstance exists, or that such result is substantially certain to occur; or

(ii)	such person has a firm belief that such circumstance exists or that such result is substantially certain to occur.
(B) When knowledge of the existence of a particular circumstance is required for an offense, such knowledge is established if a person is aware of a high probability of the existence of such circumstance, unless the person actually believes that such circumstance does not exist.
(3)	(A) The term “routine governmental action” means only an action which is ordinarily and commonly performed by a foreign official in—
(i) obtaining permits, licenses, or other official documents to qualify a person to do business in a foreign country;
(ii) processing governmental papers, such as visas and work orders;
(iii) providing police protection, mail pick-up and delivery, or scheduling

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inspections associated with contract performance or inspections related to transit of goods across country;
(iv) providing phone service, power and water supply, loading and unloading cargo, or protecting perishable products or commodities from deterioration; or
(v) actions of a similar nature.
(B) The term “routine governmental action” does not include any decision by a foreign official whether, or on what terms, to award new business to or to continue business with a particular party, or any action taken by a foreign official involved in the decision-making process to encourage a decision to award new business to or continue business with a particular party.
(g) Alternative Jurisdiction
(1) It shall also be unlawful for any issuer organized under the laws of the United States, or a State, territory, possession, or commonwealth of the United States or a political subdivision thereof and which has a class of securities registered pursuant to section 12 of this title or which is required to file reports under section 15(d) of this title, or for any United States person that is an officer, director, employee, or agent of such issuer or a stockholder thereof acting on behalf of such issuer, to corruptly do any act outside the United States in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to any of the persons or entities set forth in paragraphs (1), (2), and (3) of this subsection (a) of this section for the purposes set forth therein, irrespective of whether such issuer or such officer, director, employee, agent, or stockholder makes use of the mails or any means or instrumentality of interstate commerce in furtherance of such offer, gift, payment, promise, or authorization.
(2) As used in this subsection, the term “United States person” means a national of the United States (as defined in section 101 of the Immigration and Nationality Act (8 U.S.C. § 1101)) or any corporation, partnership, association, joint-stock company, business trust, unincorporated organization, or sole proprietorship organized under the laws of the United States or any State, territory, possession, or commonwealth of the United States, or any political subdivision thereof.
§ 78dd-2. Prohibited foreign trade practices by domestic concerns
(a) Prohibition
It shall be unlawful for any domestic concern, other than an issuer which is subject to section 78dd-l of this title, or for any officer, director, employee, or agent of such domestic concern or any stockholder thereof acting on behalf of such domestic concern, to make use of the mails or any means or

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instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to—
(1) any foreign official for purposes of—
(A) (i) influencing any act or decision of such foreign official in his official capacity, (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, or (iii) securing any improper advantage; or
(B) inducing such foreign official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist such domestic concern in obtaining or retaining business for or with, or directing business to, any person;
(2) any foreign political party or official thereof or any candidate for foreign political office for purposes of—
(A) (i) influencing any act or decision of such party, official, or candidate in its or his official capacity, (ii) inducing such party, official, or candidate to do or omit to do an act in violation of the lawful duty of such party, official, or candidate, or (iii) securing any improper advantage; or
(B) inducing such party, official, or candidate to use its or his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist such domestic concern in obtaining or retaining business for or with, or directing business to, any person;
(3) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, for purposes of—
(A) (i) influencing any act or decision of such foreign official, political party, party official, or candidate in his or its official capacity, (ii) inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such foreign official, political party, party official, or candidate, or (iii) securing any improper advantage; or

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(B) inducing such foreign official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist such domestic concern in obtaining or retaining business for or with, or directing business to, any person.
(b) Exception for routine governmental action
Subsections (a) and (i) of this section shall not apply to any facilitating or expediting payment to a foreign official, political party, or party official the purpose of which is to expedite or to secure the performance of a routine governmental action by a foreign official, political party, or party official.
(c) Affirmative defenses
It shall be an affirmative defense to actions under subsection (a) or (i) of this section that—
(1) the payment, gift, offer, or promise of anything of value that was made, was lawful under the written laws and regulations of the foreign official’s, political party’s, party official’s, or candidate’s country; or
(2) the payment, gift, offer, or promise of anything of value that was made, was a reasonable and bonafide expenditure, such as travel and lodging expenses, incurred by or on behalf of a foreign official, party, party official, or candidate and was directly related to—
(A) the promotion, demonstration, or explanation of products or services; or
(B) the execution or performance of a contract with a foreign government or agency thereof.
(d) Injunctive relief
(1) When it appears to the Attorney General that any domestic concern to which this section applies, or officer, director, employee, agent, or stockholder thereof, is engaged, or about to engage, in any act or practice constituting a violation of subsection (a) or (i) of this section, the Attorney General may, in his discretion, bring a civil action in an appropriate district court of the United States to enjoin such act or practice, and upon a proper showing, a permanent injunction or a temporary restraining order shall be granted without bond.
(2) For the purpose of any civil investigation which, in the opinion of the Attorney General, is necessary and proper to enforce this section, the Attorney General or his designee are empowered to administer oaths and affirmations, subpoena witnesses, take evidence, and require the production of any books, papers, or other documents which the Attorney General deems relevant or material to such investigation. The attendance of witnesses and the production of documentary evidence may be required from any

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place in the United States, or any territory, possession, or commonwealth of the United States, at any designated place of hearing.
(3) In case of contumacy by, or refusal to obey a subpoena issued to, any person, the Attorney General may invoke the aid of any court of the United States within the jurisdiction of which such investigation or proceeding is carried on, or where such person resides or carries on business, in requiring the attendance and testimony of witnesses and the production of books, papers, or other documents. Any such court may issue an order requiring such person to appear before the Attorney General or his designee, there to produce records, if so ordered, or to give testimony touching the matter under investigation. Any failure to obey such order of the court may be punished by such court as a contempt thereof.
All process in any such case may be served in the judicial district in which such person resides or may be found. The Attorney General may make such rules relating to civil investigations as may be necessary or appropriate to implement the provisions of this subsection.
(e) Guidelines by Attorney General
Not later than 6 months after August 23, 1988, the Attorney General, after consultation with the Securities and Exchange Commission, the Secretary of Commerce, the United States Trade Representative, the Secretary of State, and the Secretary of the Treasury, and after obtaining the views of all interested persons through public notice and comment procedures, shall determine to what extent compliance with this section would be enhanced and the business community would be assisted by further clarification of the preceding provisions of this section and may, based on such determination and to the extent necessary and appropriate, issue—
(1) guidelines describing specific types of conduct, associated with common types of export sales arrangements and business contracts, which for purposes of the Department of Justice’s present enforcement policy, the Attorney General determines would be in conformance with the preceding provisions of this section; and
(2) general precautionary procedures which domestic concerns may use on a voluntary basis to conform their conduct to the Department of Justice’s present enforcement policy regarding the preceding provisions of this section.
The Attorney General shall issue the guidelines and procedures referred to in the preceding sentence in accordance with the provisions of subchapter II of chapter 5 of Title 5 and those guidelines and procedures shall be subject to the provisions of chapter 7 of that title.
(f) Opinions of Attorney General
(1) The Attorney General, after consultation with appropriate departments and agencies of the United

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States and after obtaining the views of all interested persons through public notice and comment procedures, shall establish a procedure to provide responses to specific inquiries by domestic concerns concerning conformance of their conduct with the Department of Justice’s present enforcement policy regarding the preceding provisions of this section. The Attorney General shall, within 30 days after receiving such a request, issue an opinion in response to that request. The opinion shall state whether or not certain specified prospective conduct would, for purposes of the Department of Justice’s present enforcement policy, violate the preceding provisions of this section. Additional requests for opinions may be filed with the Attorney General regarding other specified prospective conduct that is beyond the scope of conduct specified in previous requests. In any action brought under the applicable provisions of this section, there shall be a rebuttable presumption that conduct, which is specified in a request by a domestic concern and for which the Attorney General has issued an opinion that such conduct is in conformity with the Department of Justice’s present enforcement policy, is in compliance with the preceding provisions of this section. Such a presumption may be rebutted by a preponderance of the evidence. In considering the presumption for purposes of this paragraph, a court shall weigh all relevant factors, including but not limited to whether the information submitted to the Attorney General was accurate and complete and whether it was within the scope of the conduct specified in any request received by the Attorney General. The Attorney General shall establish the procedure required by this paragraph in accordance with the provisions of subchapter II of chapter 5 of Title 5 and that procedure shall be subject to the provisions of chapter 7 of that title.
(2) Any document or other material which is provided to, received by, or prepared in the Department of Justice or any other department or agency of the United States in connection with a request by a domestic concern under the procedure established under paragraph (1), shall be exempt from disclosure under section 552 of Title 5 and shall not, except with the consent of the domestic concern, by made publicly available, regardless of whether the Attorney General response to such a request or the domestic concern withdraws such request before receiving a response.
(3) Any domestic concern who has made a request to the Attorney General under paragraph (1) may withdraw such request prior to the time the Attorney General issues an opinion in response to such request. Any request so withdrawn shall have no force or effect.
(4) The Attorney General shall, to the maximum extent practicable, provide timely guidance concerning the Department of Justice’s present enforcement policy with respect to the preceding provisions of this section to potential exporters and small businesses that are unable to obtain specialized counsel on issues pertaining to such provisions. Such guidance shall be limited to responses to requests under paragraph (1) concerning conformity of specified prospective conduct with the Department of Justice’s present enforcement policy regarding the preceding provisions of this section and general explanations of compliance responsibilities and of potential liabilities under the preceding provisions of this section.
(g) Penalties

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(1)	(A) Any domestic concern that is not a natural person and that violates subsection (a) or (i) of this section shall be fined not more than $2,000,000.
(B) Any domestic concern that is not a natural person and that violates subsection (a) or (i) of this section shall be subject to a civil penalty of not more than $10,000 imposed in an action brought by the Attorney General.
(2)	(A) Any natural person that is an officer, director, employee, or agent of a domestic concern, or stockholder acting on behalf of such domestic concern, who willfully violates subsection (a) or (i) of this section shall be fined not more than $ 100,000 or imprisoned not more than 5 years, or both.
(B) Any natural person that is an officer, director, employee, or agent of a domestic concern, or stockholder acting on behalf of such domestic concern, who violates subsection (a) or (i) of this section shall be subject to a civil penalty of not more than $10,000 imposed in an action brought by the Attorney General.
(3)	Whenever a fine is imposed under paragraph (2) upon any officer, director, employee, agent, or stockholder of a domestic concern, such fine may not be paid, directly or indirectly, by such domestic concern.
(h) Definitions
For purposes of this section:

(1)	The term “domestic concern” means—
(A) any individual who is a citizen, national, or resident of the United States; and
(B) any corporation, partnership, association, joint-stock company, business trust, unincorporated organization, or sole proprietorship which has its principal place of business in the United States, or which is organized under the laws of a State of the United States or a territory, possession, or commonwealth of the United States.
(2)	(A) The term “foreign official” means any officer or employee of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.
(B) For purposes of subparagraph (A), the term “public international organization” means —
(i) an organization that has been designated by Executive order pursuant to Section 1 of the

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International Organizations Immunities Act (22 U.S.C. § 288); or
(ii) any other international organization that is designated by the President by Executive order for the purposes of this section, effective as of the date of publication of such order in the Federal Register.
(3)	(A) A person’s state of mind is “knowing” with respect to conduct, a circumstance, or a result if—
(i) such person is aware that such person is engaging in such conduct, that such circumstance exists, or that such result is substantially certain to occur; or
(ii) such person has a firm belief that such circumstance exists or that such result is substantially certain to occur.
(B) When knowledge of the existence of a particular circumstance is required for an offense, such knowledge is established if a person is aware of a high probability of the existence of such circumstance, unless the person actually believes that such circumstance does not exist.
(4)	(A) The term “routine governmental action“means only an action which is ordinarily and commonly performed by a foreign official in—
(i) obtaining permits, licenses, or other official documents to qualify a person to do business in a foreign country;
(ii) processing governmental papers, such as visas and work orders;
(iii) providing police protection, mail pick-up and delivery, or scheduling inspections associated with contract performance or inspections related to transit of goods across country;
(iv) providing phone service, power and water supply, loading and unloading cargo, or protecting perishable products or commodities from deterioration; or
(v) actions of a similar nature.
(B) The term “routine governmental action” does not include any decision by a foreign official whether, or on what terms, to award new business to or to continue business with a particular party, or any action taken by a foreign official involved in the decision-making process to encourage a decision to award new business to or continue business with a particular party.
(5) The term “interstate commerce” means trade, commerce, transportation, or communication among the

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several States, or between any foreign country and any State or between any State and any place or ship outside thereof, and such term includes the intrastate use of—
(A) a telephone or other interstate means of communication, or
(B) any other interstate instrumentality.
(I) Alternative Jurisdiction
(1)	It shall also be unlawful for any United States person to corruptly do any act outside the United States in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to any of the persons or entities set forth in paragraphs (1), (2), and (3) of subsection (a), for the purposes set forth therein, irrespective of whether such United States person makes use of the mails or any means or instrumentality of interstate commerce in furtherance of such offer, gift, payment, promise, or authorization.

(2)	As used in this subsection, a “United States person” means a national of the United States (as defined in section 101 of the Immigration and Nationality Act (8 U.S.C. § 1101)) or any corporation, partnership, association, joint-stock company, business trust, unincorporated organization, or sole proprietorship organized under the laws of the United States or any State, territory, possession, or commonwealth of the United States, or any political subdivision thereof.
§ 78dd-3. Prohibited foreign trade practices by persons other than issuers or domestic concerns
(a) Prohibition
It shall be unlawful for any person other than an issuer that is subject to section 30A of the Securities Exchange Act of 1934 or a domestic concern, as defined in section 104 of this Act), or for any officer, director, employee, or agent of such person or any stockholder thereof acting on behalf of such person, while in the territory of the United States, corruptly to make use of the mails or any means or instrumentality of interstate commerce or to do any other act in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to—
(1) any foreign official for purposes of—
(A) (i) influencing any act or decision of such foreign official in his official capacity, (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, or (iii) securing any improper advantage; or
(B) inducing such foreign official to use his influence with a foreign government or

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instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist such person in obtaining or retaining business for or with, or directing business to, any person;
(2) any foreign political party or official thereof or any candidate for foreign political office for purposes of—
(A) (i) influencing any act or decision of such party, official, or candidate in its or his official capacity, (ii) inducing such party, official, or candidate to do or omit to do an act in violation of the lawful duty of such party, official, or candidate, or (iii) securing any improper advantage; or
(B) inducing such party, official, or candidate to use its or his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.
in order to assist such person in obtaining or retaining business for or with, or directing business to, any person; or
(3) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, for purposes of—
(A) (i) influencing any act or decision of such foreign official, political party, party official, or candidate in his or its official capacity, (ii) inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such foreign official, political party, party official, or candidate, or (iii) securing any improper advantage; or
(B) inducing such foreign official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist such person in obtaining or retaining business for or with, or directing business to, any person.
(b) Exception for routine governmental action
Subsection (a) of this section shall not apply to any facilitating or expediting payment to a foreign official, political party, or party official the purpose of which is to expedite or to secure the performance

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of a routine governmental action by a foreign official, political party, or party official.
(c) Affirmative defenses
It shall be an affirmative defense to actions under subsection (a) of this section that—
(1) the payment, gift, offer, or promise of anything of value that was made, was lawful under the written laws and regulations of the foreign official’s, political party’s, party official’s, or candidate’s country; or
(2) the payment, gift, offer, or promise of anything of value that was made, was a reasonable and bona fide expenditure, such as travel and lodging expenses, incurred by or on behalf of a foreign official, party, party official, or candidate and was directly related to—
(A) the promotion, demonstration, or explanation of products or services; or
(B) the execution or performance of a contract with a foreign government or agency thereof.
(d) Injunctive relief
(1) When it appears to the Attorney General that any person to which this section applies, or officer, director, employee, agent, or stockholder thereof, is engaged, or about to engage, in any act or practice constituting a violation of subsection (a) of this section, the Attorney General may, in his discretion, bring a civil action in an appropriate district court of the United States to enjoin such act or practice, and upon a proper showing, a permanent injunction or a temporary restraining order shall be granted without bond.
(2) For the purpose of any civil investigation which, in the opinion of the Attorney General, is necessary and proper to enforce this section, the Attorney General or his designee are empowered to administer oaths and affirmations, subpoena witnesses, take evidence, and require the production of any books, papers, or other documents which the Attorney General deems relevant or material to such investigation. The attendance of witnesses and the production of documentary evidence may be required from any place in the United States, or any territory, possession, or commonwealth of the United States, at any designated place of hearing.
(3) In case of contumacy by, or refusal to obey a subpoena issued to, any person, the Attorney General may invoke the aid of any court of the United States within the jurisdiction of which such investigation or proceeding is carried on, or where such person resides or carries on business, in requiring the attendance and testimony of witnesses and the production of books, papers, or other documents. Any such court may issue an order requiring such person to appear before the Attorney General or his designee, there to produce records, if so ordered, or to give testimony touching the matter under investigation. Any failure to obey such order of the court may be punished by such court as a contempt thereof.

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(4) All process in any such case maybe served in the judicial district in which such person resides or may be found. The Attorney General may make such rules relating to civil investigations as may be necessary or appropriate to implement the provisions of this subsection.
(e) Penalties
(1)	(A) Any juridical person that violates subsection (a) of this section shall be fined not more than $2,000,000.
(B) Any juridical person that violates subsection (a) of this section shall be subject to a civil penalty of not more than $10,000 imposed in an action brought by the Attorney General.
(2)	(A) Any natural person who willfully violates subsection (a) of this section shall be fined not more than $ 100,000 or imprisoned not more than 5 years, or both.
(B) Any natural person who violates subsection (a) of this section shall be subject to a civil penalty of not more than $ 10,000 imposed in an action brought by the Attorney General.
(3)	Whenever a fine is imposed under paragraph (2) upon any officer, director, employee, agent, or stockholder of a person, such fine may not be paid, directly or indirectly, by such person.
(f) Definitions
For purposes of this section:
(1)	The term “person,” when referring to an offender, means any natural person other than a national of the United States (as defined in 8 U.S.C. § 1101) or any corporation, partnership, association, joint-stock company, business trust, unincorporated organization, or sole proprietorship organized under the law of a foreign nation or a political subdivision thereof

(2)	(A) The term “foreign official” means any officer or employee of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

For purposes of subparagraph (A), the term “public international organization” means —
(i)	an organization that has been designated by Executive Order pursuant to Section 1 of the Intemational Organizations Immunities Act (22 U.S.C. § 288); or

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(ii)	any other international organization that is designated by the President by Executive order for the purposes of this section, effective as of the date of publication of such order in the Federal Register.
(3)	(A) A person’s state of mind is “knowing” with respect to conduct, a circumstance, or a result if—
(i)	such person is aware that such person is engaging in such conduct, that such circumstance exists, or that such result is substantially certain to occur; or

(ii)	such person has a firm belief that such circumstance exists or that such result is substantially certain to occur.
(B) When knowledge of the existence of a particular circumstance is required for an offense, such knowledge is established if a person is aware of a high probability of the existence of such circumstance, unless the person actually believes that such circumstance does not exist.
(4)	(A) The term “routine governmental action” means only an action which is ordinarily and commonly performed by a foreign official in—
(i)	obtaining permits, licenses, or other official documents to qualify a person to do business in a foreign country;

(ii)	processing governmental papers, such as visas and work orders;

(iii)	providing police protection, mail pick-up and delivery, or scheduling inspections associated with contract performance or inspections related to transit of goods across country;

(iv)	providing phone service, power and water supply, loading and unloading cargo, or protecting perishable products or commodities from deterioration; or

(v)	actions of a similar nature.
(B) The term “routine governmental action” does not include any decision by a foreign official whether, or on what terms, to award new business to or to continue business with a particular party, or any action taken by a foreign official involved in the decision-making process to encourage a decision to award new business to or continue business with a particular party.
(5) The term “interstate commerce” means trade, commerce, transportation, or communication among the several States, or between any foreign country and any State or between any State and any place or ship outside thereof, and such term includes the intrastate use of—
(A) a telephone or other interstate means of communication, or

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(B) any other interstate instrumentality.
§ 78ff. Penalties
(a) Willful violations; false and misleading statements
Any person who willfully violates any provision of this chapter (other than section 78dd-1 of this title), or any rule or regulation thereunder the violation of which is made unlawful or the observance of which is required under the terms of this chapter, or any person who willfully and knowingly makes, or causes to be made, any statement in any application, report, or document required to be filed under this chapter or any rule or regulation thereunder or any undertaking contained in a registration statement as provided in subsection (d) of section 78o of this title, or by any self-regulatory organization in connection with an application for membership or participation therein or to become associated with a member thereof, which statement was false or misleading with respect to any material fact, shall upon conviction be fined not more than $5,000,000, or imprisoned not more than 20 years, or both, except that when such person is a person other than a natural person, a fine not exceeding $25,000,000 may be imposed; but no person shall be subject to imprisonment under this section for the violation of any rule or regulation if he proves that he had no knowledge of such rule or regulation.
(b) Failure to file information, documents, or reports
Any issuer which fails to file information, documents, or reports required to be filed under subsection (d) of section 78o of this title or any rule or regulation thereunder shall forfeit to the United States the sum of $100 for each and every day such failure to file shall continue. Such forfeiture, which shall be in lieu of any criminal penalty for such failure to file which might be deemed to arise under subsection (a) of this section, shall be payable into the Treasury of the United States and shall be recoverable in a civil suit in the name of the United States.
(c) Violations by issuers, officers, directors, stockholders, employees, or agents of issuers
(1)	(A) Any issuer that violates subsection (a) or (g) of section 30A of this title [15 U.S.C, § 78dd-1] shall be fined not more than $2,000,000.
(B) Any issuer that violates subsection (a) or (g) of section 30A of this title [15 U.S.C. § 78dd-l] shall be subject to a civil penalty of not more than $10,000 imposed in an action brought by the Commission.